Exhibit 99.1

John B. McCandless IV

Sanford D. Greenberg
Chairman of the Board
XELR8 Holdings Inc.
480 Holly Street
Denver, CO  80246

December 17, 2009

Dear Mr. Greenberg:

Please accept this letter as formal documentation of my resignation from the Board of Directors of XELR8 Holdings, Inc. My resignation is effective today. I resign for personal reasons.

I wish you and the Company success.

Regards,

/s/ John B. McCandless IV
John B. McCandless IV